EXHIBIT 4.4


                    ACTION BY UNANIMOUS WRITTEN CONSENT
                                     OF
                    THE EMPLOYEE BENEFIT PLAN COMMITTEE
                                     OF
                           THE BOARD OF DIRECTORS
                                     OF
                      GULFSTREAM AEROSPACE CORPORATION

     The undersigned, constituting all of the members of the Employee Benefit Plan Committee of the Board of Directors of Gulfstream Aerospace Corporation, a Delaware corporation (the "Company"), pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, hereby consent to the adoption of the resolution set forth below:

          RESOLVED, that, in recognition of the sale of the 100th Gulfstream V aircraft, the Company grant to each full-time employee of the Company below the level of Vice President (excluding commission sales executives and employees at the Company's Mexicali, Mexico facility), an option to purchase 100 shares of Common Stock of the Company, at a price equal to the closing price of the Common Stock on the date all signatures on this written consent have been obtained; and be it further

          RESOLVED, that such options shall have the terms and conditions set forth in the form of Stock Option Agreement attached hereto as
     Exhibit 1, and that the proper officers of the Company be, and each of them individually hereby is, authorized on behalf of the Company to enter into a stock option agreement in such form (and with such changes as they may determine to be necessary or desirable) to reflect each such grant.

     IN WITNESS WHEREOF, the undersigned have executed this written consent on the date or dates specified below.



Dated:   June 25, 1998                           /s/ Nicholas C. Forstmann
      ------------------------------             -------------------------
                                                 Nicholas C. Forstmann



Dated:   June 24, 1998                           /s/ Gerard R. Roche
      ------------------------------             -------------------------
                                                 Gerard R. Roche



Dated: June 24, 1998                             /s/ Robert S. Strauss
      ------------------------------             -------------------------
                                                 Robert S. Strauss